UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     December 5, 2013

SUNWIN STEVIA INTERNATIONAL, INC..
(Exact name of registrant as specified in its charter)

Nevada	000-53595	56-2416925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Shengwang Avenue, Qufu, Shandong China	273100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86) 537-4424999

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant.

On December 5, 2013, by letter dated November 29, 2013, Sunwin Stevia International, Inc. was advised that RBSM LLP had terminated the auditor-client relationship.  RBSM LLP audited our financial statements for the year ended April 30, 2013.  The report of RBSM LLP dated July 25, 2013 on our consolidated balance sheet as of April 30, 2013 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year April 30, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except with respect to our ability to continue as going concern.

During our two most recent fiscal years and the subsequent interim period preceding the receipt by us of the letter of termination from RBSM LLP we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of RBSM LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Subsequent to the receipt of such letter, on December 5, 2013 we renewed our engagement of RBSM as our independent registered public accounting firm.  Such renewed engagement was approved by our Board of Directors.

We provided RBSM LLP with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree.  A copy of the letter provided by RBSM LLP is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

16.1	Letter dated December 6, 2013 from RBSM LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunwin Stevia International, Inc.
Date: December 5, 2013	By: /s/ Dongdong Lin
Dongdong Lin, Chief Executive Officer